SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b) (2) ☐

___________________________________________________________________________

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

___________________________________________________________________________

BMB MUNAI, INC.

(Exact name of obligor as specified in its charter)

Nevada	30-0233726
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan	050051
(Address of principal executive offices)	(Zip code)

___________________________________________________________________________

5.0% Convertible Senior Notes Due 2012

(Title of the indenture securities)

Item 1. General Information .	Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York

One State Street

New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York

33 Liberty Street

New York, N.Y. 10045

Federal Deposit Insurance Corporation

Washington D.C. 20429

New York Clearing House Association

New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.
The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor.	If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.	Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility. The Bank of New York incorporates by reference into this Form T-1 the exhibits attached hereto.
Exhibit 1.

A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

Exhibit 2	See Exhibit 1.
Exhibit 3	See Exhibit 1.
Exhibit 4.	A copy of the existing bylaws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)
Exhibit 5	Not Applicable.
Exhibit 6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)
Exhibit 7.	A copy of the latest report of condition of the Trustee published pursuant to law or to be the requirements of its supervising or examining authority.
Exhibit 8	Not Applicable.
Exhibit 9	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of London in the United Kingdom on the 18th day of October 2007.

THE BANK OF NEW YORK

By:	/s/ MARCO THUO
MARCO THUO ASSISTANT VICE PRESIDENT

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2007, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,729,000
Interest-bearing balances	20,956,000
Securities:
Held-to-maturity securities	1,416,000
Available-for-sale securities	24,732,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	10,454,000
Securities purchased under agreements to resell	157,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	31,260,000
LESS: Allowance for loan and lease losses	281,000
Loans and leases, net of unearned income and allowance	30,979,000
Trading assets	2,764,000
Premises and fixed assets (including capitalized leases)	884,000
Other real estate owned	2,000
Investments in unconsolidated subsidiaries and associated companies	284,000
Not applicable
Intangible assets:
Goodwill	2,713,000
Other intangible assets	950,000
Other assets	9,137,000
Total assets	108,157,000
LIABILITIES
Deposits:
In domestic offices	29,601,000
Noninterest-bearing	18,755,000
Interest-bearing	10,846,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	53,217,000

Noninterest-bearing	1,965,000
Interest-bearing	51,252,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	1,454,000
Securities sold under agreements to repurchase	101,000
Trading liabilities	2,565,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	3,890,000
Not applicable
Not applicable
Subordinated notes and debentures	2,261,000
Other liabilities	6,362,000
Total liabilities	99,451,000
Minority interest in consolidated subsidiaries	155,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,148,000
Retained earnings	5,676,000
Accumulated other comprehensive income	-408,000
Other equity capital components	0
Total equity capital	8,551,000
Total liabilities, minority interest, and equity capital	108,157,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

THE BANK OF NEW YORK

By:	/s/ THOMAS P. GIBBONS
THOMAS P. GIBBONS CHIEF FINANCIAL OFFICER

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Thomas A. Renyi

Gerald L. Hassell	Directors

Catherine A. Rein